Exhbit 99.1

Corporate Relations One Market, Spear Tower Suite 2400 San Francisco, CA 94105 1-800-743-6397	NEWS

FOR IMMEDIATE RELEASE	May 6, 2008

PG&E CORPORATION REPORTS FIRST QUARTER EARNINGS AND
 REAFFIRMS GUIDANCE FOR 2008 AND 2009

▪
Consolidated earnings from operations and net income reported under GAAP was $0.62 per share for PG&E Corporation in the first quarter ended March 31, 2008, compared with $0.71 per share in the same quarter of 2007. (All amounts are presented on a diluted basis.)

▪	Guidance for 2008 earnings from operations is reaffirmed in the $2.90-$3.00 per share range and guidance for 2009 earnings from operations is reaffirmed at $3.15-$3.25 per share.

(San Francisco) – PG&E Corporation’s (NYSE: PCG) consolidated net income in accordance with generally accepted accounting principles (GAAP) was $224 million, or $0.62 per share, in the first quarter ended March 31, 2008.  These results primarily reflect increased expenses to respond to the January winter storms and the scheduled refueling outage at Diablo Canyon Power Plant Unit 2 as compared to the same period last year, when consolidated net income was $256 million, or $0.71 per share.

 "We are on track to deliver on our guidance for the year," said Peter A. Darbee, Chairman, CEO and President of PG&E Corporation. "We are proud of our team’s performance during the first three months of the year in connection with the recovery efforts from Northern California’s worst winter storm in more than a decade and  the completion of the refueling outage and steam generator replacement project at the Diablo Canyon Power Plant Unit 2."

EARNINGS GUIDANCE

PG&E Corporation reaffirms its previous guidance for earnings from operations in the range of $2.90-$3.00 per share for 2008 and reaffirms guidance for 2009 earnings from operations in the $3.15-$3.25 per-share range.
Guidance assumes that PG&E Corporation’s Pacific Gas and Electric Company subsidiary maintains a ratemaking capital structure of 52 percent equity and an authorized return on equity of 11.35 percent while growing its asset base, earning incentive revenues for energy efficiency achievements, and realizing operational efficiencies.
PG&E Corporation bases guidance on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for consolidated net income presented in accordance with GAAP (see the accompanying financial tables for a reconciliation of guidance based on earnings from operations to guidance based on consolidated net income in accordance with GAAP). There were no differences between earnings from operations and consolidated net income as reported in accordance with GAAP for the three month periods ended March 31, 2008 or 2007.

Supplemental Financial Information:

❑
In addition to the financial information accompanying this release, an expanded package of supplemental financial and operational information for the quarter will be furnished to the Securities and Exchange Commission and also will be available shortly on PG&E Corporation’s website (www.pgecorp.com).

Conference Call with the Financial Community to Discuss First Quarter Results:

❑
Today’s call at 11:30 a.m. Eastern time is open to the public on a listen-only basis via webcast. Please visit www.pgecorp.com for more information and instructions for accessing the webcast. The call will be archived on the website. Also, a toll-free replay will be accessible shortly after the live call through 9:00 p.m. EDT, on May 12, 2008, by dialing 877-690-2093. International callers may dial 402-220-0648.

This press release contains forward-looking statements regarding management’s guidance for PG&E Corporation’s 2008 and 2009 earnings per share from operations that are based on current expectations and various assumptions which management believes are reasonable.  These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management's control.  Actual results may differ materially. Factors that could cause actual results to differ materially include:

•	the Utility’s ability to manage capital expenditures and operating costs within authorized levels and recover costs through rates in a timely manner;

•	the outcome of regulatory proceedings, including pending and future ratemaking proceedings;

•	the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets;

•
the effect of weather, storms, earthquakes, fires, floods, disease, other natural disasters, explosions, accidents, mechanical breakdowns, acts of terrorism, and other events or hazards on the Utility’s facilities and operations, its customers, and third parties on which the Utility relies;

•	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

•
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology, including the development of alternative energy sources, or other reasons;

•	operating performance of the Utility’s Diablo Canyon nuclear power plant, the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;

•
whether the Utility can maintain the cost efficiencies it has recognized from its completed initiatives to improve its business processes and customer service, and identify and successfully implement additional cost-saving measures;

•	whether the Utility incurs substantial unanticipated expense to improve the safety and reliability of its electric and natural gas distribution systems;

•	whether the Utility achieves the CPUC’s energy efficiency targets and recognizes any incentives the Utility may earn in a timely manner;

•	the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•	the impact of changing wholesale electric or gas market rules, including new rules of the California Independent System Operator to restructure the California wholesale electricity market;

•	how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;

•	the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates, from insurance, or from other third parties;

•	the ability of PG&E Corporation and/or the Utility to access capital markets and other sources of credit in a timely manner on favorable terms;

•	the impact of environmental laws and regulations and the costs of compliance and remediation;

•	the effect of municipalization, direct access, community choice aggregation, or other forms of bypass;

•	the impact of changes in federal or state tax laws, policies, or regulations; and

•	other factors and risks discussed in PG&E Corporation’s and the Utility’s 2007 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

###

PG&E Corporation
Condensed Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended March 31,
	2008	2007
Operating Revenues
Electric	$2,514	$2,175
Natural gas	1,219	1,181
Total operating revenues	3,733	3,356
Operating Expenses
Cost of electricity	1,027	723
Cost of natural gas	775	754
Operating and maintenance	1,036	920
Depreciation, amortization, and decommissioning	402	430
Total operating expenses	3,240	2,827
Operating Income	493	529
Interest income	26	52
Interest expense	(187)	(190)
Other income, net	2	4
Income Before Income Taxes	334	395
Income tax provision	110	139
Net Income	$224	$256

Weighted Average Common Shares Outstanding, Basic	355	349
Weighted Average Common Shares Outstanding, Diluted	356	351
Net Earnings Per Common Share, Basic	$0.62	$0.71
Net Earnings Per Common Share, Diluted	$0.62	$0.71
Dividends Declared Per Common Share	$0.39	$0.36

Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Net Income in Accordance with Generally Accepted Accounting Principles (GAAP)
First Quarter 2008 vs. First Quarter 2007
(in millions, except per share amounts)

	Three months ended March 31,
	Earnings		Earnings per Common Share Diluted

	2008	2007	2008	2007

PG&E Corporation Earnings from Operations (1)	$224	$256	$0.62	$0.71
Items Impacting Comparability (2)	-	-	-	-
PG&E Corporation Earnings on a GAAP basis	$224	$256	$0.62	$0.71

1.     Earnings from operations exclude items impacting comparability as noted in the following discussion.

2.     Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP.  For the three month periods ended March 31, 2008 and 2007, PG&E Corporation did not have any items impacting comparability to report.

Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Net Income in Accordance with GAAP
First Quarter 2008 vs. First Quarter 2007
(in millions)

	Three months ended March 31,
	Earnings
	2008	2007

Pacific Gas and Electric Company Earnings from Operations (1)	$233	$258
Items Impacting Comparability (2)	-	-
Pacific Gas and Electric Company Earnings on a GAAP basis	$233	$258

1.     Earnings from operations exclude items impacting comparability.

2.     Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP.  For the three month periods ended March 31, 2008 and 2007, Pacific Gas and ElectricCompany did not have any items impacting comparability to report.

PG&E Corporation Earnings per Common Share from Operations
First Quarter 2008 vs. First Quarter 2007
($/Share, Diluted)

Q1 2007 EPS from Operations (1)	$0.71
Rate base revenue increase	0.08

Storm and outage costs (2)	(0.07)
Nuclear refueling outage	(0.07)
Miscellaneous items	(0.03)
Q1 2008 EPS from Operations (1)	$0.62

1.
For a reconciliation of earnings per common share, or EPS, from operations to EPS on a GAAP basis, see table titled Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Net Income in Accordance with GAAP.

2.	Includes $5 million, pre-tax, in customer rebates.

PG&E Corporation Earnings per Common Share Guidance

2008 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$2.90	$3.00

Estimated Items Impacting Comparability	$0.00	$0.00

EPS Guidance on a GAAP Basis	$2.90	$3.00

2009 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.15	$3.25

Estimated Items Impacting Comparability	$0.00	$0.00

EPS Guidance on a GAAP Basis	$3.15	$3.25

Management's statements regarding 2008 and 2009 guidance for earnings from operations per common share for PG&E Corporation, estimated rate base for 2008 and 2009, and general sensitivities for 2008 and 2009 earnings, constitute forward-looking statements that are based on current expectations and assumptions which management believes are reasonable, including that the Utility earns its authorized rate of return. These statements and assumptions are necessarily subject to various risks and uncertainties. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•	the Utility’s ability to manage capital expenditures and operating costs within authorized levels and recover costs through rates in a timely manner;

•	the outcome of regulatory proceedings, including pending and future ratemaking proceedings at the CPUC and the FERC;

•	the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets;

•
the effect of weather, storms, earthquakes, fires, floods, disease, other natural disasters, explosions, accidents, mechanical breakdowns, acts of terrorism, and other events or hazards on the Utility’s facilities and operations, its customers, and third parties on which the Utility relies;

•	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

•
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology, including the development of alternative energy sources, or other reasons;

•
operating performance of the Utility’s Diablo Canyon nuclear generating facilities, the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;

•
whether the Utility can maintain the cost efficiencies it has recognized from its completed initiatives to improve its business processes and customer service, and identify and successfully implement additional cost-saving measures;

(continued): PG&E Corporation Earnings per Common Share Guidance

•	whether the Utility incurs substantial unanticipated expense to improve the safety and reliability of its electric and natural gas distribution systems;

•	whether the Utility achieves the CPUC’s energy efficiency targets and recognizes any incentives the Utility may earn in a timely manner;

•	the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•	the impact of changing wholesale electric or gas market rules, including new rules of the California Independent System Operator to restructure the California wholesale electricity market;

•	how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;

•	the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates, from insurance, or from other third parties;

•	the ability of PG&E Corporation and/or the Utility to access capital markets and other sources of credit in a timely manner on favorable terms;

•	the impact of environmental laws and regulations and the costs of compliance and remediation;

•	the effect of municipalization, direct access, community choice aggregation, or other forms of bypass;

•	the impact of changes in federal or state tax laws, policies, or regulations; and

•	other factors and risks discussed in PG&E Corporation’s and the Utility’s 2007 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.